                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of Commission Only (as permitted by
         Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CERNER CORPORATION

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:

      (5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

      (2)    Form, Schedule or Registration Statement No.:

      (3)    Filing Party:

      (4)    Date Filed:

[CERNER LOGO]


                                                               CERNERCORPORATION
                                                          2800 Rockcreek Parkway
                                                           North Kansas City, MO
                                                                      64117-2551
                                                                    816.221.1024
                                                                816.474.1742 Fax
                                                                  www.cerner.com



April 15, 2002

Dear Shareholder:

The Annual Meeting of Shareholders of Cerner Corporation (the "Company") will be held at 10:00 a.m., local time, on May 24, 2002, at the Cerner Associate Center, located on the Cerner campus at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117. The enclosed notice of the meeting and Proxy Statement contains detailed information about the business to be transacted at the meeting.

The Board of Directors has nominated Neal L. Patterson, Jeff C. Goldsmith, Ph.D. and John C. Danforth, the present Class I Directors to stand for election as Class I Directors for a term ending at the 2005 Annual Meeting of Shareholders. The Board recommends that you vote for these nominees.

There are no other matters to be voted on by the Shareholders.

On behalf of the Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders.

The prompt return of your Proxy in the enclosed postage prepaid envelope will help ensure that as many shares as possible are represented.

Very truly yours,
CERNER CORPORATION


/S/ Neal L. Patterson

Neal L. Patterson
Chairman of the Board of Directors and
Chief Executive Officer

Enclosures

                               CERNER CORPORATION
                             2800 Rockcreek Parkway
                        North Kansas City, Missouri 64117

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2002

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cerner Corporation, a Delaware corporation (the "Company"), will be held at the Cerner Associate Center, located on the Cerner campus at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117, on May 24, 2002, at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

             a. to elect three Class I Directors to serve for a three year term until the 2005 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; and

             b. to consider and act upon any other matters which may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

         The foregoing matters are more fully described in the accompanying Proxy Statement.

         In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on March 29, 2002 as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

         The Board of Directors of the Company solicits you to sign, date and promptly mail the Proxy in the enclosed postage prepaid envelope, regardless of whether or not you intend to be present at the Annual Meeting of Shareholders. You are urged, however, to attend the Annual Meeting of Shareholders.

                                     BY ORDER OF THE BOARD OF DIRECTORS,


                                     /s/ Randy D. Sims

                                     Randy D. Sims
                                     Secretary

North Kansas City, Missouri
April 15, 2002

                               CERNER CORPORATION
                             2800 Rockcreek Parkway
                        North Kansas City, Missouri 64117

                          ----------------------------
                                 PROXY STATEMENT
                          ----------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cerner Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on May 24, 2002, commencing at 10:00 a.m., local time, at the Cerner Associate Center, located on the Cerner campus at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117, and any adjournment thereof (the "Annual Meeting"). The Company anticipates mailing this Proxy Statement, the accompanying form of Proxy and the Notice of Annual Meeting of Shareholders to the holders of record of outstanding shares of common stock, par value $.01 per share, of the Company (the "Common Stock") as of March 29, 2002, on or about April 15, 2002.

         Only the holders of record of shares of Common Stock as of the close of business on March 29, 2002 are entitled to vote on the matters to be presented at the meeting, either in person or by proxy. Holders of shares of Common Stock are entitled to one vote per share outstanding in their names on the record date with respect to such matters. At the close of business on March 29, 2002, there were outstanding and entitled to vote a total of 35,397,663 shares of Common Stock, constituting all of the outstanding voting securities of the Company.

         You are requested to complete, date and sign the accompanying Proxy and return it promptly in the enclosed postage prepaid envelope. Your Proxy may be revoked at any time prior to its exercise by written notice of revocation delivered to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy, but your Proxy will not be used if you attend the Annual Meeting and prefer to vote in person. The persons designated as proxies were selected by the Board of Directors and are officers and directors of the Company. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with shareholders' instructions. If no instructions are given, duly executed Proxies will be voted as follows:

             a. to elect Neal L. Patterson, Jeff C. Goldsmith, Ph.D. and John C. Danforth as Class I Directors to serve for a three year term until the 2005 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; and

             b. in the discretion of the proxy holder as to any other matter properly coming before the Annual Meeting.

                               QUORUM REQUIREMENTS

         The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The table below sets forth information, as of March 15, 2002 (unless otherwise indicated below), with respect to the beneficial ownership of shares of Common Stock by (a) each person known to the Company to own beneficially more than 5% of the aggregate shares of Common Stock outstanding, (b) each director and nominee for election as a director, (c) each executive officer named in the Summary Compensation Table, and (d) the executive officers and directors of the Company as a group. Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

                                                                           Amount and Nature
                                                                             of Beneficial        Percent of Shares
Name and Address of Beneficial Owner                                           Ownership             Outstanding
------------------------------------                                     --------------------    ---------------
FMR Corp. .............................................................         4,592,241(1)            12.98%
Neal L. Patterson .....................................................         3,703,906(2)            10.39%
Clifford W. Illig .....................................................         3,111,631(3)             8.77%
Wellington Management Company, LLP.....................................         1,808,000(4)             5.11%
Jack A. Newman, Jr.....................................................           140,942                  *
Glenn P. Tobin, Ph.D...................................................            67,000                  *
Michael E. Herman .....................................................            61,000                  *
Paul M. Black..........................................................            54,365                  *
John C. Danforth ......................................................            53,300                  *
Gerald E. Bisbee, Jr., Ph.D............................................            49,400                  *
Earl H. Devanny, III...................................................            45,408                  *
Jeff C. Goldsmith, Ph.D................................................            24,215                  *
William B. Neaves, Ph.D................................................             4,000                  *
Nancy-Ann DeParle......................................................             4,000                  *
All directors and executive officers, as a group
(21 persons) ..........................................................         7,611,087               20.95%


--------------------
*        Less than one percent

(1) According to a Schedule 13G, dated February 14, 2002 and filed by FMR Corp., FMR Corp. has sole voting power with respect to 76,500 share of Common Stock and sole dispositive power with respect to 4,592,241 shares of Common Stock. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(2) Includes 216,000 shares held in trust for minor children with Jeanne Lillig-Patterson, wife of Neal L. Patterson, serving as trustee and 32,000 shares for which Mr. Patterson has shared voting and dispositive power. Excludes 49,114 shares held by Jeanne Lillig-Patterson, wife of Neal L. Patterson, as to which Mr. Patterson disclaims beneficial ownership. The address for Mr. Patterson is Cerner Corporation, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117.

(3) Includes 195,667 shares held in trust for minor children with Bonne A. Illig, wife of Clifford W. Illig, serving as trustee and 62,093 shares for which Mr. Illig has shared voting and dispositive power. The address for Mr. Illig is Cerner Corporation, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117.

(4) According to a Schedule 13G, dated February 14, 2002 and filed by Wellington Management Company, LLP, Wellington Management Company, LLP has shared voting power with respect to 176,400 shares of Common Stock and shared dispositive power with respect to 1,808,000 shares of Common Stock. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

                              ELECTION OF DIRECTORS

         The Certificate of Incorporation of the Company provides that the number of directors of the Company shall be fixed by, or in the manner provided in, the Bylaws of the Company and divided into three classes, each having a term of three years. Each year the term of office of one class of directors expires. The Board of Directors currently consists of eight members.

         The Board of Directors intends to present for action at the Annual Meeting the election of Neal L. Patterson, Jeff C. Goldsmith, Ph.D. and John C. Danforth, as Class I Directors to serve for a three year term until the 2005 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

         The Directors in Class II (Clifford W. Illig and William B. Neaves, Ph.D.) and the Directors in Class III (Gerald E. Bisbee, Jr., Ph.D., Michael E. Herman and Nancy-Ann DeParle) have been elected or appointed to terms expiring at the time of the Annual Meetings of Shareholders in 2003 and 2004, respectively. No shareholder may vote in person or by proxy for greater than three nominees at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors. Directors will be elected by the plurality vote of the holders of shares of Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

         It is intended that shares represented by a Proxy given pursuant to this solicitation will be voted in favor of the election of Neal L. Patterson, Jeff C. Goldsmith, Ph.D. and John C. Danforth as the Class I Directors, unless such authority is specifically withheld. In the event that any of such persons should become unavailable for election, it is intended that the shares of Common Stock represented by the Proxy will be voted for such substitute nominee as may be nominated by the Board of Directors. The above named persons have indicated willingness to serve if elected and it is not anticipated that any of them will become unavailable for election.

         The Certificate of Incorporation and Bylaws of the Company provide that advance notice of shareholder nominations for an election of directors must be given. Written notice of the shareholder's intent to make a nomination at a meeting of shareholders must be received by the Secretary of the Company not later than 120 days in advance of the date of such meeting in the case of an annual meeting and, in the case of a special meeting, not more than seven days following the date of notice of the meeting. The notice must contain (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) the names and addresses, as they appear in the Company's books, of such shareholder, (d) the class and number of shares beneficially owned by such nominating shareholder and each nominee proposed by such shareholder, (e) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons), pursuant to which the nomination or nominations are to be made, (f) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect, if the Company were soliciting proxies for the election of such nominees, and (g) the consent of the nominee to serve as a director of the Company if so elected. No such notice has been received, and the chairman of the Annual Meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. In any event, the Board of Directors has no reason to believe that anyone will attempt to nominate another candidate for director.

         The following table sets forth certain information as to the persons nominated by the Board of Directors for election as directors of the Company and each director whose term of office will continue after the Annual Meeting:


                                                                                   Director Since/
         Name                                                        Age            Term Expires
         ----                                                        ---           ---------------
         TO SERVE IN OFFICE UNTIL 2002 (CLASS I)
                Neal L. Patterson                                     52              1980/2002
                Jeff C. Goldsmith, Ph.D. (2)                          53              1999/2002
                John C. Danforth (1)(2)                               65              1996/2002

         TO SERVE IN OFFICE UNTIL 2003 (CLASS II)
                Clifford W. Illig                                     51              1980/2003
                William B. Neaves, Ph.D. (1)(2)                       59              2001/2003



                                       5

         TO SERVE IN OFFICE UNTIL 2004 (CLASS III)
                Gerald E. Bisbee, Jr., Ph.D. (1)(2)                   59              1988/2004
                Michael E. Herman (2)                                 60              1995/2004
                Nancy-Ann DeParle (1)(2)                              45              2001/2004


--------------------
(1)      Member of Audit Committee.
(2)      Member of Compensation Committee.

         GERALD E. BISBEE, JR., PH.D. has been a Director of the Company since February 1988. Dr. Bisbee is Chairman and Chief Executive Officer of ReGen Biologics, Inc., a company which designs, engineers and manufactures tissue engineered products for orthopedic applications. He has been a Director of Aros Corporation (formerly known as APACHE Medical Systems, Inc.) since December 1989, serving as Chairman of the Board from December 1989 to November 1997 and from December 2000 to present. He was Chief Executive Officer of Aros (then known as APACHE Medical Systems) from December 1989 to November 1997. Dr. Bisbee was also appointed Secretary of Aros in December 2000. Aros specializes in database development, medical coding strategy and related services. Dr. Bisbee is also a Director of HealthGate Data Corporation. Dr. Bisbee also served as a Director of SG Pacific Funds from 1989 to 1999 and as a Director of Geriatrics and Medical Centers, Inc. from 1990 to 1998.

         JOHN C. DANFORTH has been a Director of the Company since May 1996. He has been a partner in the law firm of Bryan Cave LLP since 1995. For more than five years prior to 1995 he was a member of the United States Senate. Mr. Danforth is a Director of Dow Chemical Corporation and Metropolitan Life Insurance Company. Mr. Danforth also served as a Director of Time Warner, Inc. from 1998 to 2000.

         NANCY-ANN DEPARLE has been a Director of the Company since May 2001. She was Administrator of the Health Care Financing Administration (HCFA, now the Centers for Medicare and Medicaid Services) from 1997 to October 2000 and a Fellow of the Institute of Politics and the Interfaculty Health Policy Forum at Harvard University from October of 2000 to the Spring of 2001. She is currently working as a consultant on health policy and regulatory issues, a Senior Advisor to JPMorgan Partners, LLC, and an Adjunct Professor of Health Care Systems at the Wharton School of the University of Pennsylvania. As HCFA Administrator, Ms. DeParle was a key health policy advisor to President Clinton and directed the Medicare, Medicaid, and State Children's Health Insurance programs. Before joining HCFA, she served as Associate Director for Health and Personnel at the White House Office of Management and Budget from 1993 to 1997. She has also worked as a lawyer in private practice and served as the Commissioner of the Tennessee Department of Human Services. Ms. DeParle is a Director of DaVita, Inc., Guidant Corporation, Specialty Laboratories, Inc. and Triad Hospitals, Inc.

         JEFF C. GOLDSMITH, PH.D. has been a Director of the Company since September 1999. He is a healthcare consultant and President of Health Futures, Inc. Dr. Goldsmith served as National Advisor for Healthcare to Ernst & Young for twelve years, and lectured for eleven years at the Graduate School of Business at the University of Chicago. Dr. Goldsmith also served as Director of Planning and Government Affairs at the University of Chicago Medical Center and worked as a fiscal and policy analyst in the Office of the Governor of Illinois.

         MICHAEL E. HERMAN has been a Director of the Company since May 1995. He was President of the Kansas City Royals Baseball Club from 1992 to 2000. He was Chairman of the Finance and Investment Committee of the Kauffman Foundation from 1990 to 1999 and its President from 1985 to 1990. Mr. Herman was the Executive Vice President and Chief Financial Officer of Marion Laboratories, Inc. from 1974 to 1990. He is a Director of Janus Capital Corporation and Eloquent, Inc. and Trustee of Rensselaer Polytechnic Institute and the University of Chicago Graduate School of Business.

         CLIFFORD W. ILLIG has been a Director of the Company for more than five years. Mr. Illig served as Chief Operating Officer of the Company for more than five years until October 1998 and as President of the Company for more than five years until March 1999. Mr. Illig was appointed Vice Chairman of the Board of Directors in March 1999.

         WILLIAM B. NEAVES, PH.D. has been a Director of the Company since March 2001. Dr. Neaves has been President, Chief Executive Officer, and member of the Board of Directors of The Stowers Institute for Medical Research since June 2000. For twenty years prior to 2000, he served in succession as Dean of Southwestern Graduate School, Dean of Southwestern Medical School, and Chief Academic Officer and holder of the Wildenthal Distinguished Chair in Biomedical Science at the University of Texas

Southwestern Medical Center. He is presently a member of the University of Kansas City Trustees, the Kansas City Life Sciences Institute, and the Kansas City Area Development Council.

         NEAL L. PATTERSON has been Chairman of the Board of Directors and Chief Executive Officer of the Company for more than five years. Mr. Patterson also served as President of the Company from March 1999 until August 1999.

MEETINGS OF THE BOARD AND COMMITTEES

         The Board of Directors has established Audit and Compensation Committees of the Board of Directors. The Board of Directors does not have an Executive Committee nor a Nominating Committee. During 2001, the Board of Directors held four meetings, the Audit Committee held four meetings and the Compensation Committee held two meetings. Each director attended at least 75% of the total meetings of the Board and the Board committees on which the director served during the fiscal year, except Jeff C. Goldsmith, Ph.D., who attended two of the four Board of Directors meetings and one of the two meetings of the Compensation Committee.

         The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company and in addressing the scope and expense of audit and related services provided by the Company's independent accountants.

         The Compensation Committee reviews and approves the Company's compensation policies and practices, establishes compensation for directors and Mr. Patterson, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company's benefit plans and compensation philosophy.

AUDIT COMMITTEE REPORT

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

         The Audit Committee of the Company is currently composed of four independent members of the Board of Directors and operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         The Company's independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

         Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 29, 2001 to be filed with the Securities and Exchange Commission.

Members of the Audit Committee:
Gerald E. Bisbee, Jr., Ph.D.
John C. Danforth
Nancy-Ann DeParle (1)
William B. Neaves, Ph.D. (2)

(1) Ms. DeParle became a member of the Audit Committee on May 25, 2001.
(2) Dr. Neaves became a member of the Audit Committee on March 9, 2001.
--------------------

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company for the fiscal year ended December 29, 2001:

                           SUMMARY COMPENSATION TABLE


                                                             Annual Compensation             Long-Term Compensation
                                                             -------------------             ----------------------
                                                                                                                All Other
                                                    Fiscal                               Number of Stock      Compensation
Name and Principal Position                          Year      Salary($)    Bonus($)     Options Granted        ($) (1)
---------------------------                          ----      ---------    --------     ---------------        -------
Neal L. Patterson                                     2001      492,307      354,713         37,500               7,427
Chairman of the Board of Directors and                2000      436,154      191,250             --               2,970
Chief Executive Officer                               1999      390,000           --             --                 657

Earl H. Devanny, III (2)                              2001      365,769      339,049         25,000               7,326
President                                             2000      332,692      213,438         25,000               4,700
                                                      1999      126,250      100,000        100,679                  19

Glenn P. Tobin, Ph.D.                                 2001      366,923      337,096         25,000               7,327
Executive Vice President and Chief Operating Officer  2000      335,384      176,850         10,000               4,749
                                                      1999      317,692           --          5,298                 657

Paul M. Black                                         2001      264,616      377,704         20,000               7,246
Executive Vice President and                          2000      230,000      352,537          2,000               2,873
Chief Sales Officer                                   1999      224,230       46,431            887                 657

Jack A. Newman, Jr.                                   2001      397,692      212,381             --               7,349
Executive Vice President                              2000      386,539      239,270             --               2,950
                                                      1999      375,000       33,548        129,363                 657


--------------------

(1) Includes Company matching contributions and discretionary profit-based allocations to the named individual's account pursuant to the Cerner Corporation 401(k) Retirement Plan and premiums paid by the Company on group term life insurance.

(2) Mr. Devanny became an executive officer of the Company on August 13, 1999.

STOCK OPTION PLANS

         The following table reports information with respect to the award of stock options during the year ended December 29, 2001 for each of the named executive officers in the Summary Compensation Table:

                        OPTION GRANTS IN LAST FISCAL YEAR


                                        Number of      Percent of
                                       securities     total options
                                       underlying      granted to      Exercise
                                         options        employees        price       Expiration          Grant date
Name                                   granted (#)   in fiscal year    ($/Sh)(1)        date        present value ($)(2)
----                                   -----------   --------------    ---------    ------------    -------------------
Neal L. Patterson (1)(2)                   37,500          2.0           43.29         06/14/11         972,011

Earl H. Devanny, III (1)(2)                25,000          1.4           43.29         06/14/11         648,007

Glenn P. Tobin, Ph.D. (1)(2)               25,000          1.4           43.29         06/14/11         648,007

Paul M. Black (1) (2)                      20,000          1.1           43.29         06/14/11         518,406

Jack A. Newman, Jr.                            --           --              --               --              --


--------------------
(1) These options were issued at a price that was equal to the market value of the Company's Common Stock on the date of grant. The options become exercisable in varying amounts per year over a period of five years from the date of the grant, assuming the optionee remains an employee of the Company.

(2) The grant date present value was calculated using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend yield of zero percent; expected stock volatility of 71.3%; risk-free interest rate of 4.5%; and expected years until exercise of 4.7 years for each option.

         The following table reports information with respect to the December 29, 2001 option values for each of the named executive officers in the Summary Compensation Table:


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND DECEMBER 29, 2001 OPTION VALUES

                                                                        Number of
                                                                       Securities
                                                                       Underlying
                                                                       Unexercised
                                                                       Options at         Value of Unexercised
                                                                     December 29, 2001   In-the-Money Options at
                                                                           (#)             December 29, 2001 ($)
                                       Shares                       ---------------      ---------------------
                                     Acquired on        Value         Exercisable/            Exercisable/
Name                                 Exercise(#)   Realized($)(1)   Unexercisable (2)       Unexercisable (2)
----                                 -----------   --------------   -----------------     -------------------
Neal L. Patterson                        --            --             241,000/181,500      5,111,040/3,310,860
Earl H. Devanny, III                     --            --              41,136/109,543      1,447,680/2,947,986
Glenn P. Tobin, Ph.D.                    --            --               51,620/94,178      1,498,323/2,222,287
Paul M. Black                           5,500        148,906            29,974/69,763        997,564/1,724,258
Jack A. Newman, Jr.                      --            --              123,246/31,117      3,778,377/1,025,787


--------------------
(1) The value realized is determined by subtracting the exercise price per share from the market value per share of the Company's common stock on the date of exercise.

(2) The numbers in the column headed Number of Securities Underlying Unexercised Options at December 29, 2001 and the dollar amounts in the column headed Value of Unexercised In-the-Money Options at December 29, 2001 reflect (a) the number of shares of the Company's Common Stock into which options are exercisable and unexercisable and (b) the difference between the market value on December 29, 2001 of such shares of Common Stock and the exercise price of the options.


DIRECTOR COMPENSATION

         Non-employee directors of the Company receive compensation of $2,500 for each meeting of the Board of Directors attended and an additional $500 for each committee meeting attended, plus reimbursement for expenses incurred in connection with attendance at Board of Directors meetings. During 2001, payments, excluding expense reimbursements, were $10,000 to Dr. Bisbee, $8,500 to Mr. Herman, $5,500 to Dr. Goldsmith, $10,000 to Mr. Danforth, $6,000 to Mr. Neaves and $6,000 to Ms. DeParle.

         In conjunction with becoming a Director of the Company in March 2001, Dr. Neaves was granted options to purchase 20,000 shares of the Company's Common Stock. These options were issued at a price that was equal to the fair market value of the Company's Common Stock on the date of grant. The options become exercisable in equal amounts each year over a period of five years from the date of the grant, beginning in 2002, assuming Dr. Neaves remains a Director of the Company. The options expire ten years from date of grant.

         In conjunction with becoming a Director of the Company in May 2001, Ms. DeParle was granted options to purchase 20,000 shares of the Company's Common Stock. These options were issued at a price that was equal to the fair market value of the Company's Common Stock on the date of grant. The options become exercisable in equal amounts each year over a period of five years from the date of the grant, beginning in 2002, assuming Ms. DeParle remains a Director of the Company. The options expire ten years from date of grant.

         In conjunction with being re-elected to the Board of Directors in May 2001, Mr. Bisbee and Mr. Herman were each granted options to purchase 12,000 shares of the Company's Common Stock. These options were issued at a price that was equal to the fair market value of the Company's Common Stock on the date of grant. The options become exercisable in equal amounts each year over a period of three years from the date of the grant, beginning in 2002, assuming each individual remains a Director of the Company. The options expire ten years from date of grant.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of the individuals listed below. All of the members of the Compensation Committee are outside directors. The Compensation Committee reviews and approves the Company's compensation policies and practices, establishes compensation for directors and Mr. Patterson, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company's benefit plans and compensation philosophy.

         The compensation policies of the Company have been designed to enable the Company to attract, motivate and retain experienced and qualified executives. The Company seeks to provide competitive salaries based upon individual performance, together with quarterly cash bonuses awarded for the achievement of goals established by the Compensation Committee. In addition, it has been the policy of the Company to grant stock options to executives upon their commencement of employment with the Company or their becoming such executive officers in an effort to strengthen the mutuality of interests between such executives and the Company's shareholders.

         Annual Compensation

         Historically, total annual cash compensation for executive officers of the Company consists of base salary and a potential annual cash bonus (in some instances payable by the award of restricted stock of the Company) based upon incentive plans adopted each year by the Compensation Committee. The Company grants such compensation bonus' pursuant to a shareholder approved performance-based compensation plan. Total annual cash compensation varies each year based on changes in base salary and in the cash bonus. The incentive plans for executive officers other than Mr. Patterson consists of various objective goals, both related to areas for which such executive officer has responsibility and for company wide performance. Attainment of each goal is objective, but the amount of the bonus is also affected, in some instances, by a subjective analysis of the executive's overall performance. Such bonuses may only be adjusted downward from the maximum amount stated in each individual's compensation plan. For Mr. Patterson, the goals during the 2001 plan year consisted of earnings per share and operating margin. Attainment by Mr. Patterson of the goals is determined on an objective basis without any subjective analysis of his overall performance. Under the incentive plans, each executive may earn up to a maximum amount approved by the Compensation Committee, based on and as determined by targets designed to create a significant incentive in relation to such executive's salary. During 2001, the Company's executive officers, as a group, earned approximately 102 percent of the targeted incentives available. For 2002, Mr. Patterson's bonus and a majority of the executive officer incentive plan bonuses will be paid out based on attainment of earnings per share targets and client satisfaction scores. This is consistent with Cerner's focus to create the Perfect Client Experience for their clients while delivering financial results for their shareholders.

         The salary of each executive officer is approved on a subjective basis by the Compensation Committee at a level believed to be sufficient to attract and retain qualified individuals. In making this determination, the Compensation Committee considers the executive's performance, salary levels at other competing businesses and the Company's performance. In approving salaries and incentive plan payments for 2001, the Compensation Committee considered, among other matters, the Company's performance during 2000 and the compensation levels for 1999 and 2000 of the Company's principle competitors for which information was available, although the Compensation Committee did not target compensation to any particular group of these companies. The factors impacting base salary levels are not independently assigned specific weights but are subjectively considered by the Compensation Committee.

         Mr. Patterson's compensation during the year ended December 29, 2001 consisted of 492,307 in salary and $354,713 in payments earned under the Company's incentive plans. Mr. Patterson earned approximately 123 percent of the targeted incentives available under the incentive plans during 2001. In determining Mr. Patterson's salary and potential incentive plan payments for 2001, the Compensation Committee considered, among other matters, the Company's performance during 2000 and the compensation of the chief executive officer for 1999 and 2000 of the Company's principle competitors for which information was available, although the Compensation Committee did not target his compensation to any particular group of these companies.

         Long-Term Incentive Compensation

         The long-term incentive compensation for executive officers consists of awards of stock options granted under the Company's stock option plans typically upon their commencement of employment with the Company or promotion to executive officer and stock options granted during the employment as executive officers. The Compensation Committee believes stock options create an incentive for executive officers to contribute to sustained, long-term growth in the Company's performance. The Compensation Committee believes that stock options create a mutuality of interest between the Company's executive officers and shareholders. Stock option grants provide the right to purchase shares of Common Stock at a specified exercise price. All stock options issued to executive officers to date have exercise prices equal to or greater than the market value of the Common Stock on the date of the grant of the stock option.

Members of the Compensation Committee:
Gerald E. Bisbee, Jr., Ph.D.
John C. Danforth
Nancy-Ann DeParle (1)
Jeff C. Goldsmith, Ph.D.
Michael E. Herman
William B. Neaves, Ph.D. (2)

(1) Ms. DeParle became a member of the Compensation Committee on May 25, 2001.
(2) Dr. Neaves became a member of the Compensation Committee on May 25, 2001.

COMPANY PERFORMANCE

         The following graph presents a comparison for the five-year period ended December 31, 2001 of the performance of the Common Stock of the Company with the Nasdaq Composite Index (as calculated by The Center for Research in Security Prices) and the Nasdaq Computer/Data Processing Group (as calculated by The Center for Research in Security Prices):


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

[GRAPHIC OMITTED]



         The above comparison assumes $100 was invested on December 31, 1996 in Common Stock of the Company and in each of the foregoing indices and assumes reinvestment of dividends. The results of each component issuer of each group are weighted according to such issuer's stock market capitalization at the beginning of each year.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the firm of KPMG LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 28, 2002. KPMG LLP has served as auditors for the Company since 1983. It is expected that representatives of KPMG LLP will be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and also will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

         The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual consolidated financial statements for 2001, and fees billed for other services rendered by KPMG LLP.


Audit Fees, excluding audit related fees                        $137,000
                                                                ========

Financial Information Systems Design and Implementation Fees    $      0
                                                                ========

All Other Fees:
     Audit related fees (1)                                     $140,000
     Other non-audit services (2)                               $ 39,000
                                                                --------


Total All Other fees                                            $179,000
                                                                ========


     (1) Audit related fees consisted principally of statutory audits of financial statements of foreign subsidiaries and branches, audits of financial statements of employee benefit plans, and review of registration statements and issuance of consents.
     (2) Other non-audit fees consisted of tax compliance and consulting services.

         In making its determination regarding the independence of KPMG, the Audit Committee considered whether the provision of the services covered in the sections herein regarding "Financial Information Systems Design and Implementation Fees" and "All Other Fees" was compatible with maintaining such independence.

                              CERTAIN TRANSACTIONS

         The Company leases an airplane from a company owned by Mr. Neal L. Patterson and Mr. Clifford W. Illig. The airplane is leased on a per mile basis with no minimum usage guarantee. The lease rate is believed to approximate fair market value for this type of aircraft. During 2000 and 2001, respectively, the Company paid an aggregate of $496,000 and $548,000 for rental of the airplane. The airplane is used principally by Mr. Patterson, Mr. Tobin, Mr. Devanny and Mr. Black to increase the number of client visits each can make and to reduce the physical strain of their heavy travel schedules. The Company intends to continue the use of the airplane in 2002.

         On July 1, 2001, the Company completed its purchase of certain assets and certain liabilities for cash of APACHE Medical Systems, Inc., a Delaware corporation ("APACHE"). APACHE subsequently changed its name to Aros Corporation. One of the Company's directors, Gerald E. Bisbee, Jr., Ph.D., was at the time of the transaction and still remains Chairman of the Board of APACHE (now known as Aros Corporation). APACHE was a recognized leader in clinical decision support/outcomes management systems and consulting services for the care of high-risk patients, and provided products and services that enable health systems, hospitals and providers to apply an evidence-based approach to achieve clinical performance excellence, reduce cost and compete effectively under managed care. APACHE also provided advanced clinical data collection tools, registry management and analytic services for federal government research, as well as in support of clinical trial design and product-effectiveness evaluations for the pharmaceutical and medical device industries. Aros now specializes in database development, medical coding strategy and related services. The cash purchase price for the APACHE assets was $3.5 million. Dr. Bisbee owned 825,000 shares in APACHE at the time of closing of the transaction. As of closing, Dr. Bisbee also held 153,810 options to purchase APACHE stock. None of such options was in the money as of the closing. Additionally, Dr. Bisbee held 325,000 five-year, $.50 warrants for APACHE stock. The warrants were not in the money as of the closing. As of the closing, APACHE had 8,966,966 shares of stock outstanding. Dr. Bisbee fully disclosed his relationship with APACHE and his financial interest in APACHE in a meeting with all members of the Board of Directors present. Dr. Bisbee left the board room when the proposed APACHE transaction was discussed and approved by the remaining members of the Board of Directors.

         The Company loaned to Earl H. Devanny, III, Steven M. Goodrich, Jack A. Newman, Jr. and Glenn P. Tobin, Ph.D., executive officers of the Company, $225,000, $168,750, $205,468.75 and $100,000, respectively. The loan to Mr.
Devanny in the amount of $200,000 is interest-free for the first two years and thereafter bears interest at the rate of 5% per annum. The loan to Mr. Newman in the amount of $100,000 is interest free. The loan to Dr. Tobin in the amount of $100,000 bears interest at the rate of 3% per annum. The loans to Mr. Devanny and Mr. Newman in the amount of $25,000 and $105,468.75, respectively, and the loans to Mr. Goodrich were made pursuant to an Executive Stock Purchase Plan and bear interest at a rate of 5.5% per annum. The balance due on the loans made to Mr. Devanny, Mr. Newman and Mr. Goodrich was $229,678.93, $165,468.75 and $194,672.57 at the end of 2001, respectively. The remaining loans are outstanding but not due.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and holders of ten percent or more of the Company's equity securities are required to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended December 29, 2001 all Section 16(a) filing requirements applicable to its executive officers, directors and holders of ten percent or more of the Company's equity securities were complied with.


                              FINANCIAL STATEMENTS

         The Annual Report to Shareholders of the Company for the fiscal year ended December 29, 2001 is enclosed with this Proxy Statement.

                               GENERAL INFORMATION

OTHER MATTERS

         The Bylaws of the Company require that for business to be properly brought before an annual shareholders' meeting, the Company must have received prior written notice of such business not later than 120 days in advance of the date of such meeting. The notice must describe the proposed business, the shareholders' name and address, a description of the class and number of shares of stock of the Company which are beneficially owned (as that term is defined in the Certificate of Incorporation of the Company) by the shareholder, any material interest of the shareholder in such business and all other information regarding the proposal which the Company would be required to provide in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if proxies for the proposal were being solicited by the Company. Because no such notice has been received in a timely manner, the only business which may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the meeting by or at the direction of the Board of Directors.

         The Board of Directors does not intend to present any matter for action at the annual meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect of such matters in accordance with their best judgment.

DEADLINE FOR SHAREHOLDER PROPOSALS

         Proposals by holders of the shares of Common Stock which are intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company no later than December 16, 2002 to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must also comply in full with the requirements of Rule 14a-8 under the Securities Act of 1934 and must comply with the advance notice and information requirement described under the heading "GENERAL INFORMATION -- Other Matters" above to be presented at that meeting.

VOTING MATTERS

         In accordance with Delaware law, a shareholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Broker non-votes on the election of directors or any proposals are treated as shares of Common Stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the election of directors or the proposal as to which there is the broker non-vote.

EXPENSES OF SOLICITATION

         All costs of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by some of the regular employees of the Company. The Company has engaged ADP Investor Communication Services as paid solicitors in connection with the Annual Meeting. ADP will be paid to solicit proxies and distribute proxy materials to nominees, brokers and institutions. The anticipated cost of such services is approximately $9,000, plus expenses. The Company may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of Common Stock held of record by such persons.

                                     BY ORDER OF THE BOARD OF DIRECTORS,


                                     /S/ Randy D. Sims

                                     Randy D. Sims
                                     Secretary



North Kansas City, Missouri
April 15, 2002

--------------------------------------------------------------------------------

                               CERNER CORPORATION

                               2800 Rockcreek Parkway                    PROXY
                               North Kansas City, Missouri 64117


    ========================================================================

This Proxy is for the 2002 Annual Meeting of Shareholders of Cerner Corporation, a Delaware corporation, to be held May 24, 2002, at 10:00 a.m., local time, at the Cerner Associate Center, located on the Cerner Campus at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CERNER CORPORATION.

The undersigned hereby appoints Clifford W. Illig and Neal L. Patterson, and each of them, jointly and severally, with full power of substitution, as attorneys-in-fact, to vote all the shares of Common Stock which the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders of Cerner Corporation to be held on May 24, 2002, and at any adjournment thereof, on the transaction of any and all business which may come before said meeting, as fully and with the same effect as the undersigned might or could do if personally present for the purposes set forth.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 15, 2002.

--------------------------------------------------------------------------------

[CERNER CORPORATION LOGO]

CERNER CORPORATION
2800 ROCKCREEK PARKWAY
NORTH KANSAS CITY, MISSOURI 64117



VOTE BY INTERNET - [www.proxyvote.com]
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.


VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cerner Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                CERNER               KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                               DETACH AND RETURN THIS PORTION ONLY
                                         THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
===================================================================================================================================
CERNER CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR PROPOSAL 1.

1. Election of Directors:                              FOR    WITHHOLD   FOR ALL     To withhold authority to vote, mark
                                                       ALL      ALL      EXCEPT      "For All Except" and write the nominee's
                                                                                     number on the line below.
01) Neal L. Patterson, 02) Jeff C. Goldsmith, Ph,D.,
    and 03) John C. Danforth                           [ ]      [ ]       [ ]        ----------------------------------------


                              (PLEASE SIGN AND DATE BELOW AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposal 1.

In their discretion, the proxies are to vote upon such other business as may properly come before the meeting which the Board of
Directors does not have knowledge of a reasonable period of time before the solicitation of this proxy.

If you plan to attend the meeting, please check this box to the right. [   ]

Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.


---------------------------------------------- -------------           ----------------------------------- --------

---------------------------------------------- -------------           ----------------------------------- --------
Signature [PLEASE SIGN WITHIN BOX]              Date                   Signature (Joint Owners)            Date

===================================================================================================================================
